UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2007

NEKTAR THERAPEUTICS

(Exact name of Registrant as specified in its charter)

Delaware	0-24006	94-3134940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Industrial Road

San Carlos, California 94070

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 631-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

The company will announce management’s current 2007 revenue projections and 2007 cash projections at a presentation to be given by Howard W. Robin, the company’s President and Chief Executive Officer, at the upcoming Bank of America 2007 Health Care Conference in Las Vegas, Nevada, on Thursday, May 31, at approximately 4:40 p.m. PT. The presentation and question and answer session will be accessible via a live audio-only Webcast through a link posted on the Investor Relations, Events Calendar section of the Nektar website: http://www.nektar.com. This Webcast will be available for replay until June 14, 2007. A summary of these 2007 financial projections is provided in this report. Pursuant to the rules and regulations of the SEC, the information set forth herein is deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

2007 Revenue Projections	Prior Guidance(1)	Revised
Exubera® Product Sales and Royalties	$110-130 million	$110-130 million

Change in Exubera Revenue Recognition(2)		$26 million

Pulmonary and PEGylation Partner Revenue	$100-120 million	$100-120 million

Total Revenue	$210-250 million	$236-$276 million

2007 Cash Projections(3)	Prior Plan(4)	Revised
Ending cash balance as of December 31, 2005	$567 million	$567 million

Change in 2006 Cash	($100) million	($100) million

Ending cash balance as of December 31, 2006	$467 million	$467 million

Projected Decrease in 2007 Cash before payments of convertible debt due in 2007	($89-99) million	($62-72) million

Convertible Subordinated Notes due 2007(5)	($103) million	($103) million

Projected Ending cash balance as of December 31, 2007	$265-275 million	$292-302 million

(1)	Numbers in this column refer to 2007 revenue projections provided by the company in the press release dated February 28, 2007 with respect to Exubera® product sales and royalties and total revenue (filed as Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on February 28, 2007).
(2)	Beginning January 1, 2007, the company recognized Exubera revenue upon shipment of bulk powder insulin and inhalers. Prior to January 1, 2007, the company deferred Exubera revenue until the expiration of Pfizer’s 60-day contractual right of return. Please refer to Note 1, Critical Accounting Policies and Management’s Estimates, Revenue Recognition, in the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, for a full description of this revenue recognition policy.
(3)	All references to cash in this table refer to the sum of cash, cash equivalents, short-term investments and long-term investments.
(4)	Numbers in this column as of a date following the date of this report represent management’s current estimate of the projected change in 2007 ending cash balance prior to implementing the company’s plan to reduce ongoing spending announced on May 24, 2007 (filed as Exhibit 99.1 to the company’s Current Report on Form 8-K filed with the SEC on May 24, 2007).

(5)	During the quarter ended March 31, 2007, the company repaid $36 million of its 5% convertible subordinated notes that were due in February 2007. The remaining $67 million relates to the 3.5% convertible subordinated notes that are due in October 2007.

Non-GAAP Financial Measures

The company provides all current and projected information required in accordance with GAAP, but it believes that evaluating its projected cash position as compared to similar historic periods may be difficult to understand if limited to reviewing only GAAP financial measures. In managing the company’s business, management reviews comparisons of beginning and ending year-end cash position excluding convertible debt repayments to better compare the change in cash position from year to year as one measure of how the company is managing its business.

Management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial measures. The company considers and presents such non-GAAP financial measures in forecasting its future cash position to provide management and investors with an additional tool to evaluate the company’s cash position over comparable periods in a manner that focuses on what management believes to be the company’s ongoing business operations. Management believes that the inclusion of non-GAAP financial measures provides consistency and comparability with year to year cash position and future projections of year-end cash position. Investors should note, however, that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures as, and may not be calculated in the same manner as that of other companies with which investors may compare the financial results and financial position of the company. Management believes it is useful for the company and investors to review both GAAP information that includes the repayment of the company’s convertible subordinated notes in 2007 and the comparable year-over-year changes in cash position which excludes the repayment of such notes. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Forward-Looking Statements

This report contains forward-looking statements that reflect the company’s current views and expectations as to Exubera product and royalty revenue for 2007, Pulmonary and PEGylation partner revenue for 2007, total revenue for 2007, and projected ending cash balance for the year ending December 31, 2007. These forward-looking statements involve risks and uncertainties, including but not limited to: (i) the commercial launch of Exubera is in the early stages and it is difficult to predict future Exubera sales which will depend upon, among other factors, specialist and physician education, patient experiences, reimbursement, and the impact of competition from alternative diabetes therapies (ii) fluctuations in Exubera manufacturing levels due to Pfizer’s current inventory levels and future demand for the Exubera product, (iii) unplanned cash expenditures in 2007 that are not included in management’s current projections of ending cash position set forth in this report, (iv) lower than expected contract research and development activities in 2007 under our partner collaboration arrangements for which we receive contract research revenue, and (v) lower than expected sales by our partners for products in 2007 for which we receive product sales and royalty revenue. Other important risks and uncertainties are detailed in the company’s reports and other filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Actual results could differ materially from the forward-looking statements contained in this press release. The company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie General Counsel and Secretary

Date:	May 31, 2007